Exhibit 99.01

CONTACTS:
For Media Inquiries:	For Investor Inquiries:
Jared Tipton Cepheid Corporate Communications Tel: (408) 400 8377 communications@cepheid.com	Jacquie Ross Cepheid Investor Relations Tel: (408) 400 8329 investor.relations@cepheid.com

Cepheid

904 Caribbean Drive

Sunnyvale, CA 94089

Telephone: 408.541.4191

Fax: 408.541.4192

CEPHEID ANNOUNCES PRELIMINARY 2013 SECOND QUARTER RESULTS

Record Revenue Highlights Strong Demand and Progress in Manufacturing, But Unanticipated Inventory Reserve Increases Costs

SUNNYVALE, California, July 11, 2013 – Cepheid (Nasdaq: CPHD) today announced preliminary results for the 2013 Second Quarter, ended June 30, 2013. Based on current projections, second quarter revenue is expected to be approximately $96 million, including approximately $70 million in Commercial Clinical revenue, a record $17 million from HBDC, and $9 million in Non-Clinical revenue.

Within Commercial Clinical, reagents grew 17% from the second quarter of 2012 to approximately $60 million, driven by 22% growth in Xpert test revenue. Sequentially, Commercial Clinical reagents were flat, with growth of more than $4 million offset by an anticipated, seasonal decline in Xpert Flu revenue of more than $3 million and a decline in non-Xpert test revenue. Commercial Clinical system revenue of approximately $10 million reflected a total of 156 commercial system placements, including 53 in North America and 103 Internationally.

At the end of the quarter, Cepheid recorded an additional reserve of approximately $3.0 million of inventory. This impacted earnings per share by approximately $0.04. As a result, and based on current projections, GAAP net loss for the second quarter of 2013 is expected to be approximately $(6.6) million, or $(0.10) per share, and non GAAP net income for the second quarter of 2013 is expected to be approximately $1.2 million, or $0.02 per share. Non-GAAP net income excludes approximately $6.5 million related to employee stock-based compensation and approximately $1.2 million related to amortization of purchased intangible assets.

“A key priority for the second quarter was to put three quarters of Xpert backorders firmly behind us and start to reassure customers that there were no longer any constraints with regards to Xpert test availability,” said John L. Bishop, Cepheid’s Chairman and Chief Executive Officer. “Record revenue of $96 million and the associated production volumes show that we made good progress in this regard. Revenue was driven by strength in HBDC and solid growth in our international commercial clinical business. Second quarter commercial clinical revenue in North America was at the lower end of our target range, although improving customer confidence allowed our sales organization to return to higher levels of productivity late in the quarter.”

Continued Bishop, “This inventory reserve is associated with certain manufacturing materials that did not meet our internal in-process criteria but were expected to be salvageable for potential future use. An assessment of manufacturing inventory initiated by our new EVP, Global Operations in the last weeks of the quarter identified these items for further analysis and, having now completed the analysis, we have concluded that a portion of these materials should be reserved at this time.”

Cepheid previously announced that Warren Kocmond had joined the company as EVP, Global Operations on May 6, 2013, taking responsibility for global manufacturing. Warren brings well over two decades of experience to Cepheid from large scale manufacturing operations including Lam Research, Verigy, Applied Materials and Silicon Graphics.

“In a few short weeks, Warren has already made a positive contribution to Cepheid, driving our manufacturing operations to record levels of productivity,” added Bishop. “I am confident that his focus on metric-driven efficiency will quickly drive our manufacturing operations to sharpen operational focus and further enhance execution, returning Cepheid to a solid track record of consistent product delivery and expected improvements in gross margins.”

Cepheid also announced today that Humberto Reyes, the company’s former EVP, Chief Operating Officer, will transition out of the company effective July 16, 2013. In addition, the former head of US Manufacturing Operations has transitioned out of the company.

Cepheid’s Second Quarter Results’ Announcement and Conference Call

The company will host a management presentation at 2:00 p.m. Pacific Time on Thursday, July 18, 2013. To access the live webcast, please visit Cepheid’s website at http://ir.cepheid.com at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

The company will update its 2013 full year guidance as part of its regularly scheduled Second Quarter Earnings Announcement after the close of the market on Thursday, July 18, 2013.

About Cepheid

Based in Sunnyvale, Calif., Cepheid (Nasdaq: CPHD) is a leading molecular diagnostics company that is dedicated to improving healthcare by developing, manufacturing, and marketing accurate yet easy-to-use molecular systems and tests. By automating highly complex and time-consuming manual procedures, the company’s solutions deliver a better way for institutions of any size to perform sophisticated genetic testing for organisms and genetic-based diseases. Through its strong molecular biology capabilities, the company is focusing on those applications where accurate, rapid, and actionable test results are needed most, such as managing infectious diseases and cancer. For more information, visit http://www.cepheid.com.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to revenues and earnings per share for the Second Quarter, projected future revenues for both the Third Quarter and Fiscal Year 2013, consistency of product availability and delivery, sales organization productivity, improving gross margins, execution of manufacturing operations, product sales under the High Burden Developing Country (HBDC) program, commercial test and commercial system sales, and resolution of manufacturing scale-up issues. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: our Second Quarter review process is not yet completed and actual Second Quarter results are subject to our standard quarterly close and review process; our ability to secure sufficient cartridge parts and increase manufacturing throughput of our cartridge production; our ability to manage our inventory levels; long sales cycles and variability in systems placements and reagent pull-through in the Company’s HBDC program; our success in increasing commercial and HBDC sales and the effectiveness of our sales personnel; the performance and market acceptance of new products; sufficient customer demand, customer confidence in product availability and available capital budgets for our customers; our ability to develop new products and complete clinical trials successfully in a timely manner for new products; uncertainties related to the FDA regulatory and European regulatory processes; the level of testing at clinical customer sites, including for Healthcare Associated Infections (HAIs); the Company’s ability to successfully introduce and sell products in clinical markets other than HAIs; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; other unforeseen supply, development and manufacturing problems; the potential need for additional intellectual property licenses for tests and other products and the terms of such licenses; lengthy sales cycles in certain markets; the Company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, acquisitions or other transactions; costs associated with litigation; the impact of competitive products and pricing; the Company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.